FOURTH AMENDMENT TO RIGHTS AGREEMENT

This FOURTH AMENDMENT TO RIGHTS AGREEMENT, dated as of August 27, 2018 (this "Amendment"), is entered into by and between Willis Lease Finance Corporation, a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company (the "Rights Agent").

RECITALS

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of September 24, 1999 (as amended, supplemented or otherwise modified, the “Rights Agreement”);

WHEREAS, Section 27 of the Rights Agreement provides that, in certain circumstances, the Company may supplement or amend the Rights Agreement in any respect, without the approval of any holders of Rights, by action of the Company's Board of Directors, and the Rights Agent shall execute such supplement or amendment;

WHEREAS, the Company intends to extend the effectiveness of the Rights Agreement through 2028;

WHEREAS, the Company’s Board of Directors has determined that this Amendment in the best interests of the Company’s stockholders and has approved the execution and delivery of this Amendment; and

WHEREAS, the Company desires to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.Effect of Amendment. On or after the date upon which the Amendment becomes effective (the “Effective Date”), each reference in the Rights Agreement to the term “Agreement,” “hereof,” or “herein” shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment and the amendments to the Rights Agreement effected hereby shall be effective as of the Effective Date and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.

2.Capitalized Terms. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

3.Amendment to Section 1. The definition of “Expiration Date” in Section 1 of the Rights Agreement is hereby amended to read in its entirety as follows:

“Expiration Date” shall mean August 30, 2028.

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4.Amendment to Exhibit B to Rights Agreement. The first paragraph of Exhibit B to the Rights Agreement, entitled “Form of Right Certificate” is hereby amended to read in its entirety as follows:

This certifies that _______________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of September 24, 1999, as amended from time to time (the “Rights Agreement”) between Willis Lease Finance Corporation, a Delaware corporation (the “Company”), and American Stock Transfer and Trust Company, a trust company organized under the laws of the State of New York (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., California time, on the later of August 30, 2028 or the tenth anniversary of the Distribution Date at the office or agency of the Rights Agent at 59 Maiden Lane, New York, New York 10038, or at the office of its successors as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series I Junior Participating Preferred Stock, $.01 par value.

5.Effective Date. This Amendment is effective as of August 30, 2018.

6.Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflicts or choice of law principles thereof.

7.Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.Headings. The headings in this Amendment are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.

WILLIS LEASE FINANCE CORPORATION

By:______________________________
Name:
Title:

AMERICAN STOCK TRANSFER AND TRUST COMPANY

By:_______________________________
Name:
Title:

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